Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to River Financial Corporation’s Registration Statement on Form S-4 and to our reports dated May 8, 2019 and November 20, 2018 relating to Trinity Bancorp, Inc.’s consolidated financial statements as of December 31, 2018 and Trinity Bancorp, Inc.’s consolidated balance sheet as of December 31, 2017, respectively, and our report dated June 15, 2018 relating to Trinity Bank’s financial statements as of December 31, 2017 and 2016.

/s/ Brunson, Wilkerson, Bowden & Associates, P.C.

Brunson, Wilkerson, Bowden & Associates, P.C.

Enterprise, Alabama

December 19, 2019